UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

  CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 22, 2020

FARO TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	0-23081	59-3157093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
250 Technology Park, Lake Mary, Florida 32746
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (407) 333-9911
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001	FARO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01. Entry into a Material Definitive Agreement.
On October 22, 2020, the Board of Directors (the “Board”) of FARO Technologies, Inc. (the “Company”) approved, upon recommendation by the Nominating, Governance and Sustainability Committee, new forms of standard indemnification agreements to be entered into between the Company and each of its directors (the “Director Indemnification Agreement”) and between the Company and each of its executive officers (the “Officer Indemnification Agreement,” and, together with the Director Indemnification Agreement, the “Indemnification Agreements”). The Company will execute new Indemnification Agreements with all directors and executive officers (the “Indemnitees”), which will supersede any previous indemnification agreements entered into by such Indemnitees with the Company.
The new Indemnification Agreements provide, among other things, that the Company will indemnify each Indemnitee to the fullest extent permitted by law, subject to certain conditions, against all expenses and certain other amounts actually and reasonably incurred by the Indemnitee in connection with proceedings in which the Indemnitee is involved, or is threatened to become involved, by reason of the fact that the Indemnitee is or was a director or officer of the Company, as applicable. Subject to certain conditions, the new Indemnification Agreements also entitle Indemnitees to advancement of attorney’s fees and other expenses and provide procedures for determining whether an Indemnitee is eligible for indemnification. Under the new Indemnification Agreements, an Indemnitee will be eligible for indemnification until the later of (a) ten years after the date he or she ceases to serve as a director or officer, as applicable, or (b) one year after the final termination of any proceeding, including any appeal, then pending in respect of which such Indemnitee is granted rights of indemnification or advancement under the Indemnification Agreement and of any proceeding commenced by the Indemnitee thereunder. The new Indemnification Agreements are intended to provide indemnification rights to the fullest extent permitted under Florida law and shall be in addition to any other rights the directors and officers may have under the Company’s Amended and Restated Articles of Incorporation, as amended, and Amended and Restated Bylaws.
The foregoing summary of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Indemnification Agreements, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.
Item 2.02. Results of Operations and Financial Condition.
On October 28, 2020, the Company issued a press release announcing its results of operations for the third fiscal quarter ended September 30, 2020. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
The information furnished pursuant to Item 2.02 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) The information set forth under Item 1.01 of this Current Report on Form 8-K, as it relates to the Company’s executive officers, is incorporated into this Item 5.02(e) by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Director Indemnification Agreement
10.2	Form of Officer Indemnification Agreement
99.1	Press release dated October 28, 2020
104	Cover Page Interactive Data File - The cover page of this Current Report on Form 8-K filed on October 28, 2020, formatted in Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARO Technologies, Inc.

October 28, 2020	/s/ Allen Muhich
	By:	Allen Muhich
	Its:	Chief Financial Officer
(Duly Authorized Officer and Principal Financial Officer)